UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2024

DRAGONFLY ENERGY HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-40730	85-1873463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1190 Trademark Drive #108 Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 622-3448

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DFLI	The Nasdaq Global Market
Redeemable warrants, exercisable for common stock at an exercise price of $11.50 per share, subject to adjustment	DFLIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed on a Current Report on Form 8-K filed by Dragonfly Energy Holdings Corp. (the “Company”), on December 12, 2023, the Company received a written notice from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the 30 consecutive business days preceding the receipt of the notice, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement set forth in Nasdaq Listing Rule 5450(a)(1) for continued listing on The Nasdaq Global Market (the “Minimum Bid Price Requirement”). The Company was provided an initial period of 180 calendar days, or until June 10, 2024, to regain compliance with the Minimum Bid Price Requirement.

Upon receipt on June 7, 2024 of both the Company’s application to transfer from The Nasdaq Global Market to The Nasdaq Capital Market and written notification by the Company of its intent to regain compliance with the Minimum Bid Price Requirement, including by effecting a reverse stock split, if necessary, the Staff notified the Company in a letter dated June 11, 2024 (the “Second Nasdaq Notice”), that the Company is eligible for an additional 180 calendar day period, or until December 6, 2024, to regain compliance (the “Second Compliance Period”). If at any time during this period the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of ten, and generally not more than 20, consecutive business days, the Staff will provide the Company with written confirmation of compliance and the matter will be closed. The Staff’s determination was based, in part, on the Company meeting the applicable requirements for initial listing on The Nasdaq Capital Market except for the Minimum Bid Price Requirement. As of the opening of business on June 12, 2024, the Company’s common stock will be transferred to The Nasdaq Capital Market, where it will continue to trade under the symbol “DFLI”.

The Company intends to continue actively monitoring the bid price for its shares of common stock between now and the expiration of the Second Compliance Period and will consider all available options to resolve the deficiency including a reverse stock split, if necessary. However, there can be no assurance that the Company will be able to regain or maintain compliance with the Nasdaq listing criteria or meet the continued listing requirements of The Nasdaq Capital Market.

If the Company does not regain compliance with the Minimum Bid Price Requirement by the end of the Second Compliance Period, Nasdaq will notify the Company that its common stock is subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq hearings panel. However, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination, such an appeal would be successful. The Company’s receipt of the Second Nasdaq Notice does not affect the Company’s business, operations or reporting requirements with the Securities and Exchange Commission.

Safe Harbor for Forward-Looking Statements

Certain statements contained in this communication may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plans,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Forward-looking statements are based on the Company’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, among others, the Company’s ability to regain compliance with the Minimum Bid Price Requirement, and the other risks, uncertainties and factors detailed in the Company’s filings with the SEC, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on April 16, 2024. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The Company is providing the information in this communication as of this date and assumes no obligations to update the information included in this communication or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAGONFLY ENERGY HOLDINGS CORP.

Dated: June 11, 2024	By:	/s/ Denis Phares
	Name:	Denis Phares
	Title:	Chief Executive Officer, Interim Chief Financial Officer and President